Consent of Independent Auditors

The Board of Trustees and Shareholders
Aetna Bond VP:

We consent to the use of our report dated January 29, 1999 incorporated by reference herein on Form N-1A relating to Aetna Bond VP and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.


                                        /s/ KPMG LLP
                                            KPMG LLP

Hartford, Connecticut
April 27, 1999